CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Amerant Bancorp Inc. of our report dated March 13, 2020, relating to the financial statements, which appears in Amerant Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
June 5, 2020